EXHIBIT 99.1

CNB Holdings, Inc. Reports Record Third Quarter 2004 Net Income

•	Net income of $1.10 million for the third quarter of 2004

•	Total assets of $655 million at September 30, 2004

•	Net loans of $459 million at September 30, 2004

CNB Holdings, Inc. (OTC Bulletin Board: CHGD) today reported record net income of $1.10 million for the third quarter of 2004. Net income for the first nine months of 2004 was $2.15 million. Diluted earnings per common share were $.21 for the third quarter of 2004 and $.60 for the first nine months of 2004. Return on average assets was .68 percent and return on average equity was 8.00 percent for the third quarter of 2004. “We are very pleased with the company’s financial performance in the third quarter,” said H. N. (Nat) Padget, CNB’s president and chief executive officer. “We believe the financial performance is indicative of the progress we have made in combining CNB Holdings, Inc. and First Capital Bancorp, Inc. We are taking a deliberate approach to integrating our organizations, which continues on schedule.”

Current results reflect the May 28, 2004 merger between CNB Holdings, Inc. (“CNB”) and First Capital Bancorp, Inc. (“FCB”) under purchase accounting rules. On May 28, 2004, CNB acquired all the outstanding common stock of FCB. For accounting purposes, the acquisition has been treated as a recapitalization of FCB with FCB as the acquirer (reverse acquisition). The historical financial statements prior to May 28, 2004 are those of FCB. Third quarter 2004 results include net income for both FCB and CNB for the entire three-month period. Year to date 2004 results included nine months of operations of FCB and four months of operations of CNB, due to purchase accounting rules.

Net Interest Income

Net interest income totaled $5.43 million during the third quarter of 2004. For the nine months ended September 30, 2004, net interest income totaled $12.47 million. The company’s net interest margin was 3.47 percent for the third quarter of 2004. For the nine months ended September 30, 2004, net interest margin was 3.11 percent. Third quarter 2004 net interest margin was positively impacted by the asset sensitive nature of CNB’s balance sheet in a rising interest rate environment and a positive shift in the deposit mix. Non-interest bearing and low-cost interest bearing demand and money market deposits represented 42 percent of total deposits at September 30, 2004. “The investments we have made in our treasury management systems are showing tangible results,” said William R. (Bill) Blanton, vice chairman, chief operating officer and chief financial officer of CNB Holdings, Inc. “We have created a platform to attract low-cost deposits without building a costly branch network.”

Non-interest Expense

Non-interest expense was $3.96 million during the third quarter of 2004. For the nine months ended September 30, 2004, non-interest expense was $8.84 million. The efficiency ratio was 67.33 percent for the third quarter of 2004 and 66.88 percent for the first nine months of 2004. During the third quarter of 2004, CNB hired four senior-level commercial bankers and opened two loan production offices in North Metropolitan Atlanta. “Our strategy is simple: identify and recruit top tier talent before we enter new markets,” stated Mr. Padget.

Balance Sheet

Assets totaled $655 million at September 30, 2004. Net loans totaled $459 million, which represented 73.91 percent of earning assets. The ratio of loan loss allowance to total loans was 1.23 percent. There were no charge offs for the first nine months of 2004. Total deposits were $444 million at September 30, 2004. Non-interest bearing deposits and low-cost interest bearing demand and money market deposits represented 15 percent and 27 percent, respectively, of total deposits, and time deposits made up the remainder. Federal Home Loan Bank advances represented the majority of long-term funding.

Stockholders’ equity totaled $55.88 million or $11.14 per share at September 30, 2004, and represented 8.53 percent of period-end assets of $655 million. The September 30, 2004 total risk-based capital ratio was 11.13 percent and the Tier 1 risk-based capital ratio was 10.04 percent. Common shares outstanding on September 30, 2004 were 5.02 million. At September 30, 2004, tangible book value was $47.51 million or $9.47 per share, goodwill totaled $7.20 million, and core deposit intangibles totaled $1.18 million.

The following table provides a reconciliation of Non-GAAP measures.

September 30, 2004
Stockholders’ equity	$55,884,447
Effect of intangible assets	$(8,374,227)
Tangible book value	$47,510,220
Book value per share	$11.14
Effect of intangible assets per share	$(1.67)
Tangible book value per share	$9.47

About CNB Holdings, Inc.

CNB Holdings, Inc., the parent company of First Capital Bank and Chattahoochee National Bank, is the third largest independent bank holding company headquartered in North Atlanta. The company focuses on commercial lending and treasury management services for small to medium-sized businesses. With $655 million in total assets, the company has three full-service branches and two loan production offices located throughout the North Atlanta metropolitan area.

Safe Harbor

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNB Holdings, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

CNB HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004
(Unaudited)
ASSETS
Cash and due from banks	$12,667,995
Interest bearing deposits in banks	1,350,000
Federal funds sold and overnight investments	2,872,578
Investment securities:

SEPTEMBER 30, 2004
(Unaudited)
Securities available-for-sale, at fair value	143,301,247
Securities held-to-maturity, estimated fair value of $7,496,996	7,334,837
Restricted equity securities	8,030,900
Loans net of deferred loan fees and allowance for loan losses of $5,747,513	459,055,143
Premises and equipment, net	816,157
Goodwill	7,199,056
Core deposit intangibles	1,175,171
Other assets	11,656,878

TOTAL ASSETS	$655,459,962

LIABILITIES
Deposits:
Non interest-bearing demand	$67,159,927
Interest-bearing demand and money market	121,188,648
Savings	82,585
Time deposits of $100,000 or more	134,008,242
Other time deposits	121,539,076

Total Deposits	443,978,478
Federal funds purchased and securities sold under repurchase agreements	9,732,460
Other borrowings	135,514,256
Other liabilities	3,958,321
Subordinated debentures	6,392,000

TOTAL LIABILITIES	599,575,515

STOCKHOLDERS’ EQUITY
Preferred stock, par value not stated, 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, par value $1 per share; 10,000,000 shares authorized; 5,160,167 shares issued	5,160,167
Additional paid-in capital	35,895,810
Treasury stock	(1,134,063)
Unearned ESOP shares	(399,998)
Retained earnings	16,221,134
Accumulated other comprehensive income	141,397

TOTAL STOCKHOLDERS’ EQUITY	55,884,447

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$655,459,962

CNB HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE	FOR THE
	THREE-MONTH	NINE-MONTH
	PERIOD ENDED	PERIOD ENDED
	SEPTEMBER 30, 2004	SEPTEMBER 30, 2004
Interest income:
Loans and leases, including fees	$6,600,508	$16,231,552
Investment securities:
U.S. Treasury and Government agencies	391,377	827,174
Mortgage Backed securities	1,065,781	2,685,025
Other investments	267,255	855,479
Interest bearing deposits in banks	5,823	11,777
Federal funds sold and overnight investments	11,263	36,729

Total interest income	8,342,007	20,647,736

Interest expense:
Interest bearing demand and money market and savings	229,629	566,478
Time deposits of $100,000 or more	803,199	2,451,184
Other time deposits	816,713	1,904,409
Other borrowings	1,063,608	3,255,940

Total interest expense	2,913,149	8,178,011

Net interest income	5,428,858	12,469,725
Provision for loan losses	175,000	1,025,000

Net interest income after provision for loan losses	5,253,858	11,444,725

Other income:
Service charges on deposit accounts	28,661	64,875
Loan servicing fee income	95,425	185,838
Mortgage origination fees	88,500	130,450
Gains on the sale of loans (net)	143,912	176,163
Losses on the sale of securities available for sale	(32,040)	(32,040)
Other income	92,596	191,349

Total other income	417,054	716,635

Other expense:
Salaries and employee benefits	2,399,719	5,405,898

	FOR THE	FOR THE
	THREE-MONTH	NINE-MONTH
	PERIOD ENDED	PERIOD ENDED
	SEPTEMBER 30, 2004	SEPTEMBER 30, 2004
Occupancy and equipment	384,079	761,705
Other expense	1,173,650	2,673,342

Total other expense	3,957,448	8,840,945

Net income before income tax	1,713,464	3,320,415
Income tax expense	612,692	1,172,745

Net income	$1,100,772	$2,147,670

Basic earnings per share	$0.22	$0.62

Diluted earnings per share	$0.21	$0.60

For more information, please contact:

H. N. (Nat) Padget
President & CEO
888-921-2265
npadget@bankthehooch.com

William R. (Bill) Blanton
Vice Chairman, COO & CFO
888-921-2265
bill.blanton@fcbusa.com